Exhibit 10.1

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE BERRY GLOBAL GROUP, INC.

2015 LONG-TERM INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by Berry Global Group, Inc. (the “Company”) to ____________________________________ (the “Optionee”). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: [DATE].

B.	Type of Option: Nonqualified Stock Option.

C.	Plan (under which granted): Berry Global Group, Inc. 2015 Long-Term Incentive Plan.

D.	Option Shares: All or any part of __________ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $______ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(i)	the tenth (10th) anniversary of the Grant Date;

(ii)	three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company and all Affiliates for any reason other than death, Disability, Retirement, or Termination of Employment (or other termination of service) by the Company or any Affiliate with Cause; or

(iii)	twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company and all Affiliates due to death or Disability.

Notwithstanding the foregoing, the Option shall cease to be exercisable upon the earliest of:

(i)	the date the Company or an Affiliate determines that the Optionee’s employment or service will be terminated for Cause if the Optionee contemporaneously or thereafter ceases to be an employee, director, or contractor of the Company or an Affiliate due to Termination of Employment (or other termination of service) by the Company or any Affiliate with Cause; or

(ii)	the date the Optionee violates any non-solicitation or non-compete agreement with the Company or an Affiliate.

The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 1. Notwithstanding any other provision hereof, any portion of the Option which is not vested at the time of Optionee’s Termination of Employment (or other termination of service) with the Company, other than by reason of Retirement, shall be forfeited to the Company.

IN WITNESS WHEREOF, the parties have executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE	BERRY GLOBAL GROUP, INC.

By:

Title:

2

TERMS AND CONDITIONS TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE

BERRY GLOBAL GROUP, INC. 2015 LONG-TERM INCENTIVE PLAN

1.     Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan:

(a)   the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery of (i) a notice of exercise in the form and manner required by the Secretary of the Company, which shall be actually delivered to the Company or its designee prior to or at the time of exercise, as required by the Company and communicated to the Optionee, and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b). Upon acceptance of such notice by the Company and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, the Company shall cause to be issued a certificate representing the Option Shares purchased.

(b)   The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(i)    in cash or certified check equal to the Purchase Price;

(ii)   by delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash equal to the Purchase Price;

(iii)  if permitted by the Committee, by having the number of shares of Common Stock to be issued upon exercise reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the Purchase Price;

(iv)  to the extent permitted by the Committee, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

(v)   in any combination of the foregoing.

2.     Withholding. To the extent necessary, the Optionee must satisfy any and all applicable withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash or cash equivalents, or, upon or prior to the exercise date: (i) by tendering shares of Common Stock owned by the Optionee having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (ii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iii) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

(a)   the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in the form provided by the Company; and

(b)   any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3.     Rights as Shareholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Option Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full exercise price for the number of Option Shares in respect of which the Option was exercised and made arrangements acceptable to the Company for the payment of all applicable withholding taxes, (ii) the Company shall have issued and delivered the Option Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

4.     Restriction on Transfer of Option and Option Shares. Except to the extent waived by the Committee, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution governing the state in which the Optionee is domiciled at the time of the Optionee’s death and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his legal representative) and after his death, only by legal representative of the Optionee’s estate, or if no such legal representative is appointed within ninety (90) days of the Optionee’s death, by the person(s) taking under the laws of descent and distribution governing the state in which the Optionee is domiciled at the time of the Optionee’s death. Any such disposition not made in accordance with this Award shall be deemed null and void.

5.     Changes in Capitalization.

(a)   The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)   In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 5(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.

(c)   No fractional shares shall be created in making any adjustment pursuant to this Section 5. Instead, any adjustment pursuant to this Section 5 that would otherwise result in the issuance of a fractional share of Common Stock shall be further adjusted to round down the numbers of Option Shares to the next lowest share of Common Stock.

(d)   The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.     Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

7.     Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

8.     Clawback. Notwithstanding anything herein to the contrary, this Award and any Common Stock issued pursuant to this Award is expressly subject to the Company’s Compensation Recoupment Policy effective January 1, 2020, as the same may be amended from time to time, or any recoupment permitted or required by law.

9.     Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no option may be exercised and no shares of Common Stock shall be issued except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

10.   Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

11.   Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

12.   Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13.   Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.   Violation. Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

15.   Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

16.   Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

17.   No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment or other service relationship with the Company.

18.   Definitions. As used in this Award,

(a)   “Cause” means “Cause” as defined in the employment or other services agreement between the Optionee and the Company or an Affiliate that is in effect at the date that an action constituting “Cause” occurs, or if no such definition or agreement exists, (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate; (ii) willful misconduct by the Optionee; (iii) gross negligence by the Optionee causing material harm to the Company or an Affiliate; (iv) any act by the Optionee of fraud, misappropriation, dishonesty or embezzlement; (v) commission by the Optionee of a felony or any other crime involving moral turpitude or dishonesty; or (vi) illegal drug use.

(b)   “Retirement” means the Optionee’s Termination of Employment with the Company and its Affiliates for any reason (other than a termination by the Company or an Affiliate for Cause or termination by reason of death or Disability) on or after attaining the age of 55 with at least five years of service, but only so long as the sum of the Optionee’s age and years of service with the Company and its Affiliates as of such retirement equals or exceeds sixty-five (65). For purposes of computing such sum, each of the Optionee’s age and years of service shall be rounded down to the nearest whole number.

(c)   Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

EXHIBIT 1

VESTING SCHEDULE

NONQUALIFIED STOCK OPTION AWARD

ISSUED PURSUANT TO THE

BERRY GLOBAL GROUP, INC.

2015 LONG-TERM INCENTIVE PLAN

Vesting Schedule

A.	Except as otherwise provided herein and subject to the terms and conditions of the Plan and the Award, the Option shall become vested in successive annual increments with respect to twenty-five percent (25%) of the total number of Option Shares on the first, second, third, and fourth anniversary of the Grant Date (each such twelve-month period is referred to herein as a “Vesting Period”), subject to the Optionee’s continued employment or service with the Company or an Affiliate through each such date.

B.	Notwithstanding Section A, above:

(1)	If the Optionee experiences a Termination of Employment (or other termination of service) for any reason other than (a) by the Company or an Affiliate for Cause, (b) due to the death, Disability, or Retirement of the Optionee, or (c) by reason of the voluntary Termination of Employment (or other termination of service) by the Optionee, the Option shall become vested with respect to an additional two and one-twelfths percent (2 1/12%) of the total Option Shares for each full month that has elapsed from the most recently ended Vesting Period through the date of such Termination of Employment.

(2)	If the Optionee experiences a Termination of Employment (or other termination of service) by reason of the death of the Optionee or by the Company (or an Affiliate) by reason of the Disability of the Optionee, the Option shall become immediately vested with respect to all then unvested Option Shares.

(3)	If the Optionee experiences a Termination of Employment (or other termination of service) for Cause, the Option shall immediately terminate in full as of the date the Company or an Affiliate determines that the Optionee’s employment or service will be terminated for Cause, whether or not the Option or any portion thereof is then vested.

(4)	If the Optionee experiences a Termination of Employment (or other termination of service) by reason of the Retirement of the Optionee, the Option shall continue to vest in accordance with Section A of this Vesting Schedule without regard to the continued employment or service requirement; provided that, upon a subsequent death of the Optionee prior to the final scheduled vesting date, the Option shall become immediately vested and exercisable with respect to all Option Shares.

C.	Notwithstanding Section A or B above:

(1)	if the Optionee experiences an involuntary Termination of Employment (or other termination of service) by the Company or an Affiliate for any reason other than for Cause, or if the Optionee has and exercises the right to resign for “good reason” under an employment agreement between the Company or an Affiliate and Optionee, within two (2) years following a Change in Control, (a) the Option shall become one hundred percent (100%) vested and exercisable with respect to all Option Shares and (b) shall remain exercisable until the tenth (10th) anniversary of the Grant Date, notwithstanding any contrary provision of the Award; and

(2)	if the Optionee experiences an involuntary Termination of Employment (or other termination of service) by the Company or an Affiliate for any reason other than for Cause, at any time after two (2) years following a Change in Control, the Option shall become vested and exercisable with respect to an additional forty percent (40%) of the total Option Shares (e.g., if, immediately prior to such termination, fifty percent (50%) of the total Option Shares are vested, then following such termination, ninety percent (90%) of the total Option Shares will be vested); provided, that the Option shall never be more than one hundred percent (100%) vested.

Exhibit 1